Exhibit 1.01

Maxim Integrated Products, Inc.

Conflict Mineral Report

For the Calendar Year Reporting Period Ended December 31, 2020

Company Overview:

Maxim Integrated Products, Inc. (“Maxim Integrated” or the “Company” and also referred to as “we,” “our” or “us”) designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of geographically diverse customers. The Company also provides a range of high-frequency process technologies and capabilities that can be used in custom designs. The analog market is fragmented and characterized by many diverse applications, a great number of product variations and, with respect to many circuit types, relatively long product life cycles. We are a global company with a wafer manufacturing facility in the U.S., testing facilities in the Philippines and Thailand, and sales and circuit design offices around the world. We also utilize third party foundries for manufacturing of our products. The major end-markets in which our products are sold are the Automotive, Communications and Data Center, Computing, Consumer and Industrial markets.

Our Conflict Minerals Policy:

Maxim Integrated is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13(p) of the Securities and Exchange Act, as amended (“Exchange Act”), in the form of Rule 13p-1 and Form SD (together, the “Conflict Minerals Rule” or “Rule”). Maxim Integrated has considered the Rule’s requirements, guidance from the Organisation for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC (the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related Supplements for tin, tantalum, tungsten and gold (“OECD Due Diligence Guidance”)), and related measures being taken by the RBA (Responsible Business Alliance), formerly known as the Electronic Industry Citizenship Coalition/GeSI (Global e-Sustainability Initiative) which founded the joint Responsible Minerals Initiative (“RMI”), formerly known as the Conflict-Free Sourcing Initiative, as well as other private-sector organizations’ conflict minerals compliance initiatives, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on our website at: http://investor.maximintegrated.com/corporate-responsibility.

To support this policy, Maxim Integrated:

Conducts a reasonable country of origin inquiry of all of its direct suppliers that have products containing necessary conflict minerals and, if required by the Conflict Minerals Rule (as it was for the calendar year 2020 reporting period), implements a program of due diligence on the source and chain of custody of conflict minerals (tin, tantalum, tungsten and gold, or “3TG”) that we consider necessary to the functionality or production of our products (“necessary conflict minerals”).
Expects our direct suppliers to have policies and procedures in place which are in compliance with the Maxim Integrated Conflict Minerals Policy Statement, and will enable transparency of the supply chain to facilitate our compliance with the Conflict Minerals Rule.
Provides, and expects our direct suppliers to cooperate in providing, reasonable country of origin and due diligence information with regard to use of “necessary conflict minerals” in our supply chain.

Efforts to Determine the Mine or Location of Origin of the Conflict Minerals in Our Products

Tracing the necessary 3TG we use in our products back to the mine and/or source country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish and maintain our supply chain compliance sourcing program, we have followed currently established industry guidelines such as those developed by the RMI under the auspices of the OECD Due Diligence Guidance, which is taking action to address responsible sourcing through the development of the Responsible Minerals Assurance Process, formerly known as the Conflict Free Smelter Program, which enables companies to source minerals from smelters and refiners that have been subjected to a rigorous, independent third-party audit.

Facilities Used to Process the Conflict Minerals in Our Products; Brief Description of Our Products

To implement our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the RMI’s industry approach and used that organization’s CMRT (Conflict Minerals Reporting Template) to gather information from our first-tier suppliers, asking them to help us trace back the origin of necessary 3TG used in our products by identifying smelters, refineries or recyclers and scrap supplier sources of these minerals. We also utilized the RMI and its RMAP to trace the mine of origin of the 3TG when such information was available. The RMI conducts independent audits of smelters and refineries to ensure that all certified smelters and refineries are conformant or actively engaged in the RMAP.

Maxim Integrated procures IC and discrete components and raw materials that may contain conflict minerals from the following major types of suppliers:

•    Raw material supplier

•    Wafer Foundry

•    IC Assembly Subcontractor and Contract Manufacturers

•    Component Manufacturer

As discussed above, we manufacture a broad range of linear and mixed signal integrated circuits for a variety of uses (e.g., communications and computers), and have our own wafer fabrication facilities. We also use third-party wafer foundries.

On January 26, 2018, Maxim Integrated acquired a privately-held corporation, Icron, specializing in the development of high-performance USB and video extension technology (the “USB Extension Products”). Revenue from the sales of USB Extension Products represents a small portion of our total revenue. The RCOI process has been applied to 95% of the Icron Supply chain. We will continue to conduct a rigorous RCOI process to identify smelter sourcing and continue to integrate these products into our Conflict Minerals program.

On May 11, 2020, Maxim Integrated acquired a privately-held corporation, Trinamic, with digital expertise in motion control technology and proprietary algorithms to improve stepper motor accuracy, stall detection, and load-adaptive control. End products include integrated circuits, custom modules, reference designs, and motor assemblies. As a result of the mid-year acquisition, the Company is still in the integration phase and working to finalize the bill of materials, therefore, these products are not covered by this report because we were unable to conduct a full RCOI process. While we have completed the integration of Trinamic’s integrated circuit products, our work to integrate Trinamic’s module products into our Conflict Minerals program will continue through 2021 as will our efforts to identify sourcing.

The table below lists the facilities which, to the extent known, were identified by responding first-tier suppliers in our supply chain as sourcing smelters or refineries for one or more of the necessary conflict minerals in our products (we use gold, tin, tantalum and tungsten).

Metal	Standard Smelter/Refiner (“Smelter”) Names	Smelter Location	SMELTER ID	Status in CY2020
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMAP Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMAP Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMAP Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMAP Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMAP Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMAP Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMAP Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMAP Conformant
Gold	Aurubis AG	GERMANY	CID000113	RMAP Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMAP Conformant
Gold	Boliden AB	SWEDEN	CID000157	RMAP Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMAP Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMAP Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMAP Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	RMAP Conformant
Gold	Chugai Mining	JAPAN	CID000264	RMAP Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMAP Conformant

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMAP Conformant
Gold	Dowa	JAPAN	CID000401	RMAP Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	RMAP Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMAP Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMAP Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMAP Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMAP Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	RMAP Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMAP Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMAP Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMAP Conformant
Gold	Japan Mint	JAPAN	CID000823	RMAP Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMAP Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMAP Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMAP Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMAP Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMAP Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMAP Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMAP Conformant

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMAP Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMAP Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMAP Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMAP Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMAP Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMAP Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMAP Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMAP Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMAP Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMAP Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMAP Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMAP Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMAP Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMAP Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMAP Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMAP Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMAP Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMAP Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMAP Conformant

Gold	PAMP S.A.	SWITZERLAND	CID001352	RMAP Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMAP Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMAP Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMAP Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMAP Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	RMAP Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMAP Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMAP Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMAP Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMAP Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMAP Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMAP Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMAP Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMAP Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916	RMAP Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMAP Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMAP Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMAP Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMAP Conformant

Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMAP Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMAP Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMAP Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMAP Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMAP Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMAP Conformant
Gold	SAFINA A.S.	CZECHIA	CID002290	RMAP Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMAP Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMAP Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMAP Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMAP Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMAP Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMAP Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMAP Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	RMAP Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMAP Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMAP Conformant
Gold	Marsam Metals	BRAZIL	CID002606	RMAP Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMAP Conformant

Gold	SAAMP	FRANCE	CID002761	RMAP Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMAP Conformant
Gold	8853 S.p.A.	ITALY	CID002763	RMAP Conformant
Gold	Italpreziosi	ITALY	CID002765	RMAP Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMAP Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMAP Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMAP Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMAP Conformant
Gold	Bangalore Refinery	INDIA	CID002863	RMAP Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMAP Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMAP Conformant
Gold	Safimet S.p.A	ITALY	CID002973	RMAP Conformant
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195	RMAP Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMAP Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	RMAP Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMAP Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMAP Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMAP Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMAP Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMAP Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	RMAP Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMAP Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMAP Conformant
Tantalum	AMG Brasil	BRAZIL	CID001076	RMAP Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMAP Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMAP Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMAP Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMAP Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMAP Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMAP Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMAP Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMAP Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMAP Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMAP Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMAP Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMAP Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMAP Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMAP Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMAP Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMAP Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMAP Conformant
Tantalum	KEMET de Mexico	MEXICO	CID002539	RMAP Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	RMAP Conformant
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	RMAP Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMAP Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMAP Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	RMAP Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	RMAP Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMAP Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMAP Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMAP Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMAP Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847	RMAP Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMAP Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMAP Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMAP Active
Tin	Dowa	JAPAN	CID000402	RMAP Conformant

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMAP Conformant
Tin	Fenix Metals	POLAND	CID000468	RMAP Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMAP Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMAP Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMAP Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMAP Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMAP Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMAP Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMAP Conformant
Tin	Minsur	PERU	CID001182	RMAP Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMAP Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMAP Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMAP Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMAP Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMAP Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMAP Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	RMAP Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	RMAP Active
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMAP Conformant

Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMAP Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMAP Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMAP Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMAP Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMAP Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMAP Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMAP Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMAP Conformant
Tin	Thaisarco	THAILAND	CID001898	RMAP Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMAP Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMAP Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMAP Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMAP Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMAP Active
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMAP Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMAP Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMAP Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMAP Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMAP Active

Tin	PT Rajehan Ariq	INDONESIA	CID002593	RMAP Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMAP Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMAP Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMAP Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMAP Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	RMAP Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMAP Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMAP Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMAP Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMAP Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMAP Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMAP Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMAP Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMAP Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	RMAP Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	RMAP Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMAP Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMAP Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMAP Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMAP Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMAP Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMAP Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMAP Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMAP Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMAP Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMAP Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMAP Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMAP Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMAP Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMAP Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMAP Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMAP Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMAP Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMAP Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMAP Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMAP Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMAP Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMAP Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMAP Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMAP Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	RMAP Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	RMAP Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMAP Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMAP Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMAP Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMAP Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMAP Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMAP Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMAP Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMAP Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMAP Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	RMAP Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	RMAP Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMAP Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	RMAP Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	RMAP Active

Countries of origin for mines of the Tin, Tantalum, Tungsten and Gold these facilities process are believed to include:

Argentina, Australia, Austria, Azerbaijan, Benin, Bolivia (Plurinational State of), Botswana, Brazil, Burkina Faso, Burundi, Canada, Chile, China, Colombia, Costa Rica, Cote d’lvoire, Cuba, Cyprus, Democratic Republic of Congo, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Fiji, Finland, France, French Guiana, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Japan, Kazakhstan, Kenya, Laos, Liberia, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Rwanda, Saudi Arabia, Senegal, Serbia, Sierra Leone, Slovakia, Solomon Islands, South Africa, Spain, Suriname, Swaziland, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Zambia, and Zimbabwe.

Exercise due diligence on the source and chain of custody of its conflict minerals following recognized framework:

Due Diligence Framework

We have exercised due diligence on the source and chain of custody of our conflict minerals to identify minerals originating from the Covered Countries (DRC or an adjoining country) that are not from scrap or recycled materials. Maxim Integrated’s due diligence process has been designed and implemented based on the framework set forth in the OECD Due Diligence Guidance.
Our conflict minerals due diligence process in calendar year 2020 followed each of the five OECD-recommended steps:

1.    Establishment of Strong Company Management Systems

2.    Identify and assess risks in the supply chain

3.    Design and implement a strategy to respond to identified risks

4.    Encourage the independent third-party audit of smelter/refiner’s due diligence practices

5.    Report annually on supply chain due diligence

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals or products (including components) manufactured by third parties that contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals contained in the products we sell to our customers. Our due diligence processes are based on the necessity of seeking data from our direct suppliers, and on those suppliers in turn seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third-party audit programs such as the RMI. This process, in our view, is entirely consistent with the OECD Due Diligence Guidance for downstream companies. Maxim Integrated is an active member of RMI which oversees the RMAP audit program.

Brief Description of Due Diligence Measures Taken

1.0 Strong Company Management Systems:

We have established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Chief Legal, Administrative and Compliance Officer, Senior Vice President, Quality and Vice President, General Counsel. Maxim Integrated has also developed a team of subject matter experts from relevant functions with specific responsibilities. The Quality Director is responsible for directing the project operations and reporting to upper management. The Quality Director is also responsible for implementation of the supply chain due diligence process. Data collection and reporting are handled by the Environmental Materials Management and Information (EMMI) group within the Quality organization. The Environmental Materials Manager is responsible for day-to-day data collection, customer responses, supply chain and smelter communication, data/information validation, and archival documentation.

The team of subject matter experts is responsible for implementing our conflict mineral compliance policy, procedures and strategy. The Conflict Minerals Oversight Committee has been briefed about the results of our due diligence efforts on a periodic basis and the Director of Quality is briefed regularly during staff meetings.

2.0 Identification and Assessment of Risks in the Supply Chain:

We have made our reasonable efforts to identify first-tier suppliers that supply products or raw materials that may potentially contain necessary conflict minerals by conducting a supply chain survey using the RMI Conflict Minerals Reporting Template (CMRT), requesting all of our direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products and/or raw materials they supply to us; following up with direct suppliers that do not respond to the RMI Conflict Minerals Report Template by requesting their responses; comparing smelters and refiners identified by respondents to our supply chain survey against the list of facilities that have received a “Conformant” or “Active” designation from the RMI, which designations provide country of origin information; and maintaining documentation of our efforts pursuant to this process. We also review the responses to identify red flags in the responses for further follow-up and also identify key risks to our supply chain; this information also is documented.

3.0 Strategic Response to Identified Risks:

We have and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters and/or refineries to move towards using compliant smelters and refiners (as identified via the RMI and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, we intend to escalate it to Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a thorough cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier. If the Conflict Minerals Oversight Committee decides to continue such a business relationship due to inherent limitations of the supply chain, we will use reasonable efforts to follow up with said supplier for its correction plan, and encourage our suppliers to work with CFSP compliant smelters and refiners. We provide and plan to continue to provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts.

4.0 Independent Third Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG smelters and refiners; hence, we do not and are not able to perform direct audits of these entities that provide the 3TG metals to our supply chain. However, we do rely upon industry efforts, including the RMI, to influence smelters and refiners to get audited and certified through RMI’s RMAP. We rely upon the summary audit reports on compliance status for smelters generated by the RMI to validate the responses received from suppliers surveyed pursuant to our RCOI process and address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Due Diligence Guidance.

5.0 Annual Report on Supply Chain Due Diligence:

In addition to this Conflict Minerals Report and accompanying Form SD, for further information about our Conflict Minerals Policy Statement, please see: http://investor.maximintegrated.com/corporate-responsibility.

Results of Due Diligence Measures Taken

We are committed to continuing and improving upon the use of our supply chain due diligence processes, leveraging the industry standard RMAP and other resources made available by the RMI, as well as the LBMA and other respected industry groups, to assist companies in following the OECD Due Diligence Guidance, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain.

CONFLICT MINERALS REPORT

The Conflict Minerals Report for the calendar year ended December 31, 2020 is filed with the SEC as Exhibit 1.01 to Form SD, and is available at http://investor.maximintegrated.com/financial-information. The content of this website, and any other website referred to in this Conflict Minerals Report and/or the accompanying Form SD, is not incorporated by reference into either of these documents, or any other document Maxim Integrated has filed or will file with the SEC.